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                                                                     Exhibit 2.9
                                                                     -----------

                                 License Agreement

     This License Agreement is effective as of the 28/th/ day of August 2000 (the "Effective Date") by and between APRISMA MANAGEMENT TECHNOLOGIES, INC., a Delaware corporation (the "Licensor"), and GLOBALNETWORK TECHNOLOGY SERVICES, INC., a Delaware corporation (the "Licensee"). Licensor and Licensee may also be referred to below as the "Parties," and, individually, as a "Party".

     WHEREAS, the Parties are among the parties to the Transformation Agreement; and

     WHEREAS, in Section 4.1.3 of the Transformation Agreement, the Parties agreed to enter into a License Agreement in which Licensor would grant Licensee certain licenses provided Licensee complied with the terms and conditions of those licenses;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein and therein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.  DEFINITIONS
    -----------

     For the purposes of this Agreement, capitalized words or phrases will have the meanings ascribed to them below.

     1.1 "Affiliate" means any company, corporation, business, or other entity that is both (i) a direct or indirect subsidiary of a Party and (ii) controlled by that Party. For purposes of this definition, "control" means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock (or the equivalent) of an entity.

     1.2 "Ancillary Agreements" has the meaning given it in the Transformation Agreement.

     1.3 "Confidential Information" means any and all information of or about Licensor, including all information relating to any technology, product, process or intellectual property of Licensor (including, but not limited to, owned or licensed intellectual property rights, data, know-how, samples, technical and non-technical materials and specifications) as well as any business plan, financial information or other confidential commercial information of or about Licensor.

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     1.4  "Field of Use" means the conduct of the Licensee Business as of the
          Effective Date.

     1.5 "Licensed Tools" means those software tools used in the Licensee Business as of the Effective Date that are included within the term "Contributed Assets" as defined in the Licensee Contribution Agreement, and direct extensions to, modifications of, improvements on, or successor tools that fulfill a similar or enhanced function to those software tools.

     1.6 "Licensee Business as of the Effective Date" means the "Company Business" as that term is defined in the Licensee Contribution Agreement and as that Company Business exists as of the Effective Date.

     1.7 "Licensee Contribution Agreement" means the Asset Contribution Agreement effective June 3, 2000, by and between Cabletron Systems, Inc. and GlobalNetwork Technology Services, Inc.

     1.8 "Licensor Business as of the Effective Date" means the "Company Business" as that term is defined in the Licensor Contribution Agreement and as that Company Business exists as of the Effective Date.

     1.9 "Licensor Contribution Agreement" means the Asset Contribution Agreement effective June 3, 2000, by and between Cabletron Systems, Inc. and Aprisma Management Technologies, Inc.

     1.10 "Licensed Know-How" means that technology, inventions, or technical information, whether patentable or not, (a) that was discovered, invented or developed before the Effective Date, (b) that is useful in connection with the conduct of the Licensee Business as of the Effective Date, and (c) which constitutes and will continue to constitute Confidential Information of Licensor.

     1.11 "Licensed Patents" means (i) those patents and patent applications that are included within the term "Contributed Registered Intellectual Property", as defined in the Licensor Contribution Agreement; (ii) those patent applications filed within the two (2) years of the Effective Date and any patents that issue as a result of any such patent applications; (iii) any foreign or domestic counterparts to any patent or patent application within (i) or (ii); and and any and all reissues, divisions, renewals, extensions, provisionals, continuations, and continuations-in-part of any patent or patent application within (i) or (ii) or (iii).

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     1.12 "Licensor Products" means the "Products" as that term is defined in the Licensor Contribution Agreement.

     1.13 "Territory" means all territories.

     1.14 "Transformation Agreement" means the Transformation Agreement entered into as of June 3, 2000, by and among Cabletron Systems, Inc.; Aprisma Management Technologies, Inc.; Enterasys Networks, Inc.; GlobalNetwork Technology Services, Inc.; and Riverstone Networks, Inc.

2.  GRANT OF LICENSE
    ----------------

     2.1  License Grant.  Subject to the terms and conditions of this Agreement,
          -------------
          Licensor grants Licensee and its Affiliates, as they may exist from time to time, a limited, royalty-free, fully-paid, non-exclusive, non-transferable, perpetual license under the Licensed Patents and Licensed Know-How in the Territory only:

          2.1.1 to use the Licensed Patents and Licensed Know-How in the Field of Use; and

          2.1.2 to design, develop, make, maintain, and use Licensed Tools in the Field of Use,

          provided, however, that no license is given for any use that is competitive with the Licensor Business as of the Effective Date or that would allow the design, development or use of Licensed Tools that are directly or indirectly competitive with any Licensor Products.

     2.2  Affiliates. For any entity that becomes an Affiliate of Licensee after
          ----------
          the Effective Date, the licenses to that Affiliate will only become effective as of the date that entity becomes an Affiliate of Licensee. Any licenses granted to an entity that is an Affiliate of Licensee under this Agreement shall terminate, without any action on Licensor's part, upon that entity's ceasing to be an Affiliate of Licensee.

     2.3  Sublicenses. Licensee may not grant any sublicenses or licenses under
          -----------
          the licenses granted to it under this Agreement.

     2.4  Reservation of Rights.  All rights, title and interest in and to the
          ---------------------
          Licensed Patents and Licensed Know-How not specifically granted by this Agreement are reserved to Licensor for Licensor's own use and benefit.

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3   MARKING
    -------

     3.1  Marking Requirement.  Licensee shall mark all Licensed Tools, or their
          -------------------
          respective containers or labels, and any applicable documentation used and made available to third parties in connection with Licensee's conduct of the Licensee Business as of the Effective Date, with the numbers of each of the Licensed Patents that has one or more claims that cover the use of such Licensed Tools or the conduct of the Licensee Business as of the Effective Date.

4    REPRESENTATIONS AND WARRANTIES
     ------------------------------

     4.1  Licensor's Representations. Licensor hereby represents and warrants to
          --------------------------
          the Licensee that (a) Licensor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Delaware, and (b) Licensor has full corporate power and authority to execute, deliver and perform this Agreement.

     4.2  Licensee's Representations. Licensee hereby represents and warrants to
          --------------------------
          the Licensor that (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Delaware, and (b) Licensee has full corporate power and authority to execute, deliver and perform this Agreement.

     4.3  Disclaimer of All Other Warranties. EXCEPT AS EXPRESSLY STATED IN
          ----------------------------------
          SECTION 4.1, LICENSOR IS PROVIDING THE LICENSES AND RIGHTS GRANTED IN THIS AGREEMENT AS IS AND AS AVAILABLE. LICENSOR MAKES NO, AND EXPESSLY DISCLAIMS, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5    EXCLUSION OF DAMAGES AND INDEMNIFICATION
     ----------------------------------------

     5.1  Exclusion of Damages. EXCEPT FOR A BREACH OF ANY PROVISION OF SECTIONS
          --------------------
          2, 3, 8.4 AND 8.5 OF THIS AGREEMENT BY LICENSEE, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOSS OF TIME, MONEY, PROFITS, DATA, OR GOODWILL, RESULTING FROM OR THROUGH THE EXERCISE OR ATTEMPTED EXERCISE OF ANY

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          RIGHTS GRANTED IN THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN APPRISED
          OF THE POSSIBILITY OF SUCH DAMAGES.

     5.2  Indemnification. The provisions of Section 6 of the Transformation
          ---------------
          Agreement shall apply to any claim for or obligation of indemnity between the Parties under this Agreement.

6    INFRINGEMENT BY OTHERS; PROTECTION OF PATENTS
     ---------------------------------------------

     6.1  Notice of Infringement. Licensee shall promptly inform Licensor of any
          ----------------------
          suspected infringement of any Licensed Patents or Licensed Know-How by a third party.

     6.2  Right to Request Permission to Assert Patent Rights. During the term
          ---------------------------------------------------
          of this Agreement, if Licensee is named as a defendant in any action claiming that any of the Licensed Tools or the operation of the Licensee Business infringes a patent owned by a third party, Licensee may request permission from Licensor to assert against that third party a claim of infringement of one or more of the Licensed Patents. Any such request shall identify the third party and also include that information necessary for Licensor to consider whether a basis for such a claim exists; the likelihood of success of such a claim; and the risks associated with asserting such a claim.

     6.3  Assertion of Patent Rights. Licensor in its sole discretion may grant
          --------------------------
          or not grant permission to Licensee to assert a claim of infringement of one or more of the Licensed Patents against a third party. If such permission is granted, the Parties may proceed as follows:

          6.3.1 Licensor may institute suit jointly with Licensee, the suit being brought in both their names, the out-of-pocket costs thereof being borne equally, and any recovery or settlement being shared equally. Licensor and Licensee shall agree to the manner in which they shall exercise control over such action, with Licensor having ultimate decision authority as to all matters as to which the Parties cannot agree. Licensee may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by Licensee;

          6.3.2 Licensor may institute suit on its own. Licensor shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement. Licensee shall have no right or interest in such action or any recovery or settlement achieved through it; or

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          6.3.3  Licensor may allow Licensee to institute the suit, naming
                 Licensor as a party. Licensee shall bear the entire cost of such litigation, including expenses incurred by Licensor. Licensee may not settle or otherwise compromise such claims absent the express written permission of Licensor. Any recovery in excess of litigation costs will be shared equally by Licensee with Licensor. Licensee and Licensor agree to negotiate in good faith an appropriate compensation to Licensor for any non-cash settlement or non-cash cross-license.

     6.4  Abandonment of Actions. Should either Licensor or Licensee commence a
          ----------------------
          suit the provisions of Section 6.3 and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between Licensor and Licensee.

7    TERMINATION
     -----------

     7.1  Term. Unless otherwise terminated in accordance with the terms of this
          ----
          Agreement or by mutual consent, the term of this Agreement is perpetual.

     7.2  Termination By Mutual Consent. The Parties may terminate this
          -----------------------------
          Agreement by mutual consent, in writing.

     7.3  Effect of Termination. Upon a termination of this Agreement, any
          ---------------------
          Confidential Information in the possession of Licensee and its Affiliates shall be returned to Licensor and all licenses granted hereunder shall terminate.

     7.4  Survival. Sections 4, 5, and 8 shall survive any termination of this
          --------
          Agreement.

8    MISCELLANEOUS
     -------------

     8.1  Entire Agreement. This Agreement, the Transformation Agreement and the
          ----------------
          other Ancillary Agreements, including the Schedules and Exhibits hereto and thereto, and the other documents delivered hereunder and thereunder constitute the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter.

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     8.2  Amendment or Modification. Except as otherwise provided in th
          -------------------------
          Transformation Agreement, the Parties hereto may not amend or modify this Agreement except by a written instrument executed by the Parties.

     8.3  Severability. In the event that any provision hereof would, under
          ------------
          applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     8.4  Confidential Information. Licensee shall maintain the Confidential
          ------------------------
          Information in confidence to the same extent that Licensee maintains and protects its own confidential information, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement or with the express written consent of Licensor. Licensee also hereby agrees to take reasonable steps to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, sub-contractors, sub-licensees or agents. The provisions of this paragraph shall not apply to any Confidential Information which is required to be disclosed to comply with any applicable laws or regulations, but only to the extent required by such law or regulation and further provided that before making any disclosure pursuant to the provisions of this sentence Licensee shall provide prior written notice of such disclosure to the Licensor sufficiently in advance of such disclosure to allow Licensor to respond and to take reasonable and lawful action to avoid or minimize the degree of such disclosure.

     8.5  Successors and Assigns. Licensee may not transfer or assign this
          ----------------------
          Agreement without the express written consent of Licensor, provided, however, that Licensee may transfer or assign this Agreement in connection with the sale of all or substantially all its business to a successor to that business. Any attempt to assign this Agreement in violation of this Section shall be null and void. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective permitted transferees and assigns (each of which transferees and assigns shall be deemed to be a Party hereto for all purposes hereof).

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     8.6  Notices. Any notices or other communications required or permitted
          -------
          hereunder shall be sufficiently given if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

          If to Licensor,
               to it at:   Aprisma Management Technologies, Inc.
                           121 Technology Drive
                           Durham, NH 03824 Attention:
                           President Telecopier No.: (603) 337-7784

          with a copy to:  Ropes & Gray
                           One International Place
                           Boston, MA  02110
                           Attention:  David A. Fine
                           Telecopier No.: (617) 951-7050

          If to Licensee,
               to it at:   GlobalNetwork Technology Services, Inc.
                           35 Industrial Way
                           Rochester, NH  03867
                           Attention:  President
                           Telecopier No.:  (603) 337-3402

          with a copy to:  Ropes & Gray
                           One International Place
                           Boston, MA  02110
                           Attention:  David A. Fine
                           Telecopier No.: (617) 951-7050

          Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) two Business Days after being sent by Federal Express, if sent by Federal Express, (c) one Business Day after being delivered, if delivered by telecopier and (d) three Business Days after being sent, if sent by registered or certified mail. Each of the Parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other Parties hereto.

     8.7  Interpretation. Section and subsection headings are not to be
          --------------
          considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the

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          construction hereof. No rule of strict construction shall apply to or be used against any Party hereto.


     8.8  Third Party Beneficiaries. Nothing in this Agreement is intended or
          -------------------------
          shall be construed to entitle any person or entity other than the Parties and their respective transferees and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

     8.9  Counterparts. This Agreement may be executed in any number of
          ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     8.10 Governing Law. This Agreement shall be governed by and construed in
          -------------
          accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.


       [The remainder of this page has been intentionally left blank.]

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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.

                              APRISMA MANAGEMENT
                                TECHNOLOGIES, INC.



                              By: /s/ Michael Skubisz
                                  ----------------------------
                                  Title: President


                              GLOBALNETWORK TECHNOLOGY
                               SERVICES, INC.



                              By: /s/ Earle Humphreys
                                  ----------------------------
                                  Title: President

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